UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	011-36259	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 28, 2015, Nova LifeStyle, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company will offer to the Purchasers, in a registered direct offering, an aggregate of 2,970,508 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”).  2,000,000 Shares of our Common Stock will be sold to the Purchasers at a negotiated purchase price of $2.00 per share, for aggregate gross proceeds to the Company of $4,000,000, before deducting fees to the placement agent and other estimated offering expenses payable by the Company.  660,030 Shares of our Common Stock will be issued to holders of our 2014 Series A Warrants (as defined herein) in exchange for the termination and surrender of such warrants, and 310,478 Shares of our Common Stock will be issued to holders of our 2014 Series C Warrants (as defined herein) in exchange for the surrender and termination of such warrants. The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on February 4, 2014, amended on February 20, 2014, and was declared effective on March 7, 2014 (File No. 333-193746) (the “Registration Statement”).

Pursuant to a securities purchase agreement, dated as of April 14, 2014, by and among the Company and certain investors, we issued Series A warrants (the “2014 Series A Warrants”) to purchase up to 660,030 Shares of our Common Stock and Series C warrants (the “2014 Series C Warrants”) to purchase up to 310,478 Shares of our Common Stock.  In accordance with the terms of the Purchase Agreement, the outstanding 2014 Series A Warrants will be exchanged for 660,030 Shares of our Common Stock, and the outstanding 2014 Series C Warrants will be exchanged for 310,478 Shares of our Common Stock.

In a concurrent private placement, the Company is also selling to the Purchasers a warrant to purchase one (1) share of the Company’s Common Stock for each share purchased for cash in the offering, pursuant to that certain Common Stock Purchase Warrant, by and between the Company and each Purchaser (each, a “2015 Warrant”, and collectively, the “2015 Warrants”).  The 2015 Warrants will be exercisable beginning on the six month anniversary of the date of issuance at an exercise price of $2.71 per share and will expire on the five year anniversary of the date of issuance. The purchase price of one share of the Company’s Common Stock under the 2015 Warrant is equal to the exercise price.

The 2015 Warrants and the shares of the Company’s Common Stock issuable upon the exercise of the 2015 Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.  Each Purchaser is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Each Purchaser, either alone or together with its representatives, has enough knowledge and experience to be considered a sophisticated investor, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the 2015 Warrants or the Warrant Shares to the public except pursuant to sales registered or exempted under the Securities Act.

In connection with the private placement and in accordance with the Purchase Agreement, the Company is required to file a registration statement on Form S-3 within 45 calendar days of the closing of the offering to provide for the resale of the Warrant Shares.

The exercise price and number of Warrant Shares will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the 2015 Warrants.  The 2015 Warrants will be exercisable on a “cashless” basis in certain circumstances.

The exercisability of the 2015 Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of the Common Stock, provided that upon 61 days’ prior notice to the Company, the holder may increase or decrease the beneficial ownership limitation, in an amount not to exceed 9.99%.

If, at any time the 2015 Warrants are outstanding, any fundamental transaction occurs, as described in the 2015 Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of the outstanding shares of the Company’s Common Stock, or the sale of all or substantially all of the Company’s assets, the successor entity must assume in writing all of the Company’s obligations to the 2015 Warrant holders.

In the event of a fundamental transaction, and upon any subsequent exercise of the 2015 Warrant, the holder must have the right to receive, for each share of Common Stock that would have been issuable upon exercise of the 2015 Warrant immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor entity, and any additional consideration receivable as a result of such fundamental transaction, by a holder of the number of shares of Common Stock for which the 2015 Warrant is exercisable immediately prior to the consummation of such fundamental transaction.  Additionally, upon consummation of a fundamental transaction, the holders of the 2015 Warrants can elect to cause the Company to repurchase the 2015 Warrants for an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the 2015 Warrants.

Per the terms of the Purchase Agreement, the Company has agreed with the Purchasers to the following: (i) that subject to certain exceptions, the Company will not, within the 6 month period immediately following the closing of the offering, enter into any agreement to issue or announce the issuance or proposed issuance of any securities; (ii) the Company will not, during the period in which the 2015 Warrants are outstanding, enter into an agreement to effect a “Variable Rate Transaction,” as that term is defined in the Purchase Agreement; and (iii) until the one-year anniversary of the closing of the offering, the Company will not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares then outstanding and still held by them, subject to certain exceptions.

The Company also agreed to indemnify each of the Purchasers against certain losses resulting from its breach of any representations, warranties or covenants under agreements with each of the Purchasers, as well as under certain other circumstances described in the Purchase Agreement.

Maxim Group LLC acted as the lead placement agent (the “Placement Agent”) for the Company, on a “reasonable best efforts” basis, in connection with the offering. A copy of the placement agency agreement, dated as of May 28, 2015, by and between the Company and the Placement Agent is attached hereto as Exhibit 10.2 and incorporated herein by reference (the “Placement Agency Agreement”).

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agency Agreement and the 2015 Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and a copy of the form of 2015 Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

Please see the disclosure regarding the 2015 Warrants and the Warrant Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 3.03  Material Modification to Rights of Security Holders

As more fully set forth in the Company’s Current Report on Form 8-K, filed with the SEC on April 14, 2014 and incorporated by reference herein, on April 17, 2014, the Company issued the 2014 Series A Warrants to purchase up to 660,030 shares of Common Stock in the aggregate at an exercise price of $8.48 per share, (ii) Series B warrants to purchase up to 633,628 shares of Common Stock in the aggregate at an exercise price of $6.82 per share (the “Series B Warrants”); and (iii) the 2014 Series C Warrants to purchase up to 310,478 shares of Common Stock in the aggregate at an exercise price of $8.53 per share.  The Series B Warrants have expired by their terms, but the Series A Warrants and the Series C Warrants will be terminated as a result of the offering described in Item 1.01 above.

Please see the disclosure regarding the 2014 Series A Warrants and the 2014 Series C Warrants set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 8.01   Other Events

On May 28, 2015, the Company issued a press release announcing the offering described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: May 28, 2015	By:	/s/ Ya Ming Wong
Ya Ming Wong
	Its:	Chief Executive Officer